Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, LOYAL3 Securities, Inc. made available on its website a video featuring Lewis L. (“Lee”) Bird, III, the CEO of At Home Group, Inc. (the “Company”), announcing that the initial public offering of the Company will be made available to certain clients of the Company.  A transcript of the video is set forth below.

Video Transcript

At Home is going public.

It’s a special time in our company’s history and we realize without each of you—our team members, our product partners and our customers—we wouldn’t be the success that we are today.

It’s with this in mind that we want to invite you into our IPO, at the same price and at the same time as Wall Street.

Other IPO’s friends and families programs are for a select few, but in our mind, you’re all friends and family.

None of what we do to help people make their house a home would be possible without you.

This is our special way of saying thank you.

At Home Group, Inc. (the “Company”) has filed a registration statement (including a preliminary prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the Securities and Exchange Commission for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the preliminary prospectus may be obtained by requesting a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or emailing support@loyal3.com. U.S. residents only.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s Home Office, District Managers and Store Directors advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

Home Office, District Managers and Store Directors,

Our company is going public and we’re inviting you to participate.

As our valued team members, you are at the center of everything we do, and our brand’s continued growth simply wouldn’t be possible without you.

With this in mind, we are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

It’s through your dedication our company is enjoying success today. This is our way of expressing gratitude to each of you.

With Appreciation,

Lee Bird

Chief Executive Officer

At Home Group Inc.

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s non-management employees advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

At Home Store Team Members,

Our company is going public and we’re inviting you to participate.

As our valued team members, you are at the center of everything we do, and our brand’s continued growth simply wouldn’t be possible without you.

With this in mind, we are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

It’s through your dedication our company is enjoying success today. This is our way of expressing gratitude to each of you.

With Appreciation,

Lee Bird

Chief Executive Officer

At Home Group Inc.

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s Product Partners advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

At Home Product Partners,

At Home is going public and we’re inviting you to participate.

As the home décor superstore, we’re focused on providing customers with the broadest assortment of home decor products to suit any style, at any budget, for any reason to redecorate.

Each of you plays an important role in bringing that brand promise to life through our continued partnership, so we wanted to express our gratitude.

With this in mind, we are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

As we approach our IPO, we know that if it were not for you, we would not be where we are today. Thank you for being one of our valued partners.

Sincerely,

Lee Bird

Chief Executive Officer

At Home Group Inc.

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s customers advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

At Home Customers,

At Home, the home décor superstore, is going public and we’re inviting you to participate.

Our brand exists to help customers like you express yourself, creating a home that reflects your personality and style.

You’re at the center of every decision we make.

With this in mind we are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO participation, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting at $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

This is our way of saying ‘thank you’ for being loyal customers and brand advocates today and well into the future.

Sincerely,

Lee Bird

Chief Executive Officer

At Home Group Inc.

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s officers advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

At Home Officers,

At Home is going public and we’d like to provide you with a unique opportunity.

We are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO enrollment, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting from $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the preliminary prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

Please note that any shares you acquire through the LOYAL3 platform will be subject to the terms of the “lock-up” agreement that you are party to, which prohibits the sale of your shares for a period of 180 days after the IPO pricing date. In addition, you will be subject to an internal trading restriction which will prohibit you from selling your shares other than at limited times throughout the year (commonly known as “trading windows”).

As we approach our IPO, we know that if it were not for your leadership, we would not be where we are today. This is our way of expressing our gratitude for your commitment to our business.

Sincerely,

Lee Bird

Chief Executive Officer

At Home Group Inc.

Questions and want to speak to someone from LOYAL3?

Email: [email address]

Phone: [telephone number]

Web:  www.loyal3.com

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus

Dated July 25, 2016

(To Preliminary Prospectus dated July 25, 2016)

Registration Statement No. 333-206772

On July 25, 2016, Lee Bird, the Chief Executive Officer of At Home Group Inc. (the “Company”), sent an email message to the Company’s directors advising that a certain number of shares in the Company’s initial public offering will be made available through the platform maintained by LOYAL3 Securities, Inc. The content of that email is set forth below.

Information on, or accessible through, the LOYAL3 Securities, Inc. website or any of the websites cited in the email is not part of this Free Writing Prospectus, nor is it part of the preliminary prospectus or registration statement.

To At Home Directors,

At Home is going public and we’d like to provide you with a unique opportunity.

We are offering you access to our initial public offering (“IPO”) stock at the same price, and at the same time, as Wall Street. At our request, the underwriters have reserved up to 5% of the shares of common stock to be sold by At Home Group Inc. in the IPO, to be offered through LOYAL3, at the initial public offering price.

The LOYAL3 IPO Platform is designed to democratize IPO enrollment, making it easy and affordable for large numbers of people to purchase shares in our IPO at the same price, and at the same time, as institutions and other large investors. Enrollment is on a first-come, first-served basis.

Individuals can elect to purchase shares in our IPO through LOYAL3 in amounts starting from $100, with no transaction fees. Should you choose to forward this email, you must do so without changes, in precisely this form (only by email, so hyperlink to the preliminary prospectus is active, and only to U.S. residents).

For more information, or to view a preliminary prospectus and to enroll, click: At Home IPO through the LOYAL3 Platform.

Please note that any shares you acquire through the LOYAL3 platform will be subject to the terms of the “lock-up” agreement that you are party to, which prohibits the sale of your shares for a period of 180 days after the IPO pricing date. In addition, you will be subject to an internal trading restriction which will prohibit you from selling your shares other than at limited times throughout the year (commonly known as “trading windows”).

As we approach our IPO, we know that if it were not for your leadership, we would not be where we are today. This is our way of expressing our gratitude for your commitment to our business.

Sincerely,

Lee Bird

Chief Executive Officer

At Home Group Inc.

Questions and want to speak to someone from LOYAL3?

Email: [email address]

Phone: [telephone number]

Web: www.loyal3.com

At Home Group Inc. (the Company) has filed a registration statement (including a prospectus) with the SEC for its initial public offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and its initial public offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus and, when available, the prospectus, and you may request a copy from LOYAL3 Securities, Inc. by calling toll-free 1-855-256-9253 or by emailing support@loyal3.com.

LOYAL3 Securities, Inc. is a U.S. registered broker-dealer. U.S. residents only.